                                  SCHEDULE 14A
                                 (Rule 14a-101)

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only
                                    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                            ASIAINFO HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)   Proposed maximum aggregate value of transaction:

    5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

[LOGO]
AsiaINFO(R)
                            ASIAINFO HOLDINGS, INC.

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 19, 2004

                               -----------------

                                                                 March 15, 2004

TO THE STOCKHOLDERS OF ASIAINFO HOLDINGS, INC.:

You are cordially invited to attend the Annual Meeting of stockholders (the "Annual Meeting") of AsiaInfo Holdings, Inc., a Delaware corporation ("AsiaInfo"), to be held on Monday, April 19, 2004 at 4:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, for the following purposes:

1. To elect three directors to serve for three-year terms to expire at the 2007 Annual Meeting of stockholders and until their successors are duly elected and qualified;

2. To ratify the selection of Deloitte Touche Tohmatsu as the independent auditors of AsiaInfo for the fiscal year ending December 31, 2004; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

This notice of meeting, proxy statement, proxy card and copy of the Annual Report on AsiaInfo's operations during the year ended December 31, 2003 are being distributed on or about March 15, 2004. The foregoing items of business are more fully described in the proxy statement.

Stockholders of record at the close of business on March 1, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of these stockholders will be available for inspection during ordinary business hours at our principal executive offices, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, from April 9, 2004 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote your shares by telephone, the Internet, or by signing and returning the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy. However, if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the Annual Meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                           __________/s/ James Ding__________
                                           Chairman of the Board of Directors

March 15, 2004
Beijing, PRC

                            ASIAINFO HOLDINGS, INC.
                    4th Floor, Zhongdian Information Tower
                          6 Zhongguancun South Street
                               Haidian District
                              Beijing 100086, PRC

                               -----------------

                                PROXY STATEMENT

                      2004 ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

This proxy statement (the "Proxy Statement") and accompanying proxy are being mailed to stockholders on or about Monday, March 15, 2004, in connection with the solicitation of proxies by the Board of Directors (the "Board") of AsiaInfo Holdings, Inc., a Delaware corporation ("AsiaInfo," the "Company," "we" or "our"), for use at the Annual Meeting of stockholders (the "Annual Meeting") to be held on Monday, April 19, 2004, at 4:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. AsiaInfo's principal executive offices are located at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC. AsiaInfo's telephone number at that location is +8610 6250 1658.

                INFORMATION CONCERNING SOLICITATION AND VOTING

                        Record Date and Share Ownership

Stockholders of record at the close of business on March 1, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 45,406,497 shares of AsiaInfo's common stock ("Common Stock") were issued and outstanding and held of record by approximately 161 registered stockholders.

                Voting, Solicitation and Revocability of Proxy

Registered stockholders can vote by mail, telephone or the Internet. Telephone voting can be accessed by calling the toll-free number (in the United States only) 1-866-593-3363. Internet voting can be accessed by logging on to the following Internet address: (https://www.proxyvotenow.com/asi). Telephone and Internet voting information is provided on the proxy card. A control number located on the proxy card is designed to verify each stockholder's identity and allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your bank or broker. The availability of telephone or Internet voting will depend on your bank or broker's voting process.

If you do not choose to vote by telephone or the Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted in favor of proposals 1 and 2. If you vote by telephone or the Internet, it is not necessary to return your proxy card.

You may revoke your proxy at any time before it is voted at the Annual Meeting by casting a different vote by telephone or the Internet, by executing a later-voted proxy by mail, by voting by ballot at the Annual Meeting, or by providing written notice of the revocation to Adams Lin, Corporate Secretary and Legal Counsel of AsiaInfo, at the Company's principal executive offices.

Your vote is important. Accordingly, regardless of whether you plan to attend the Annual Meeting, you are urged to vote by telephone, by the Internet, or by signing and returning the accompanying proxy card. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

In the event that any matter not described in this Proxy Statement properly comes before the Annual Meeting, the proxy holders named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment. As of the date of this Proxy Statement, AsiaInfo is not aware of any other matter that might be presented at the Annual Meeting.

Each share of Common Stock outstanding on the Record Date is entitled to one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date, present in person or represented by proxy. Stockholders may withhold authority to vote for one or more of the nominees for director and may abstain on one or more of the other matters that may come before the Annual Meeting. The inspector of election appointed for the Annual Meeting will determine the existence of a quorum and will tabulate the votes cast at the Annual Meeting. Broker non-votes will not be counted in determining the number of votes cast with respect to a proposal. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by AsiaInfo as present at the Annual Meeting. Abstentions will also be counted by AsiaInfo in determining the total number of votes cast with respect to a proposal (other than the election of directors). If, however, such quorum shall not be present or represented, the stockholders present in person or represented by proxy shall have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting until a quorum shall be present or represented. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter, under applicable Delaware law those shares will be counted as present for purposes of determining the presence of a quorum, but will not be counted as votes cast on the matter and will have no effect on the outcome of the vote on such matter.

The cost of soliciting proxies will be borne by AsiaInfo. Proxies may be solicited by certain of AsiaInfo's directors, officers and employees, without additional compensation, in person or by telephone, email or facsimile. In addition, AsiaInfo has retained Morrow & Co., Inc. to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $14,000 plus reasonable out-of-pocket costs and expenses. In addition, AsiaInfo may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

                               TABLE OF CONTENTS

Matters to be Considered at The Annual Meeting....................................   4
Proposal No. 1: Election Of Directors.............................................   4
 General..........................................................................   4
 Nominees for Class II Directors..................................................   4
 Board Meetings and Committees....................................................   5
 Director Compensation............................................................   6
 Vote Required....................................................................   6
 Recommendation of the Board......................................................   6
Proposal No. 2: Ratification of Appointment of Independent Auditors...............   7
 General..........................................................................   7
 Audit Fees.......................................................................   7
 Audit-Related Fees...............................................................   7
 Tax Fees.........................................................................   7
 All Other Fees...................................................................   7
 Recommendation of the Board......................................................   8
Management........................................................................   9
 Executive Officers...............................................................   9
Executive Compensation............................................................  12
 Summary Compensation Table.......................................................  12
 Option Grants in Last Fiscal Year................................................  13
 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values  13
 Employment Agreements and Change of Control Agreements...........................  14
 Pension Plans....................................................................  14
Compensation Committee Report.....................................................  15
 Compensation Philosophy and Review...............................................  15
 Policy Regarding Section 162(m) of the Internal Revenue Code.....................  15
 Base Salaries....................................................................  15
 Long-Term Equity Incentives......................................................  16
 Other Compensation...............................................................  16
 Chief Executive Officer Compensation.............................................  16
Compensation Committee Interlocks and Insider Participation.......................  17
Audit Committee Report............................................................  17
Director Independence.............................................................  19
Nominating and Corporate Governance Committee Procedures and Charter..............  19
Reliance on Exceptional and Limited Circumstances Exceptions......................  19
Stockholders Communications with Board of Directors...............................  19
Director Attendance at Stockholders Meeting.......................................  19
Certain Relationships and Related Transactions....................................  20
 Transactions with China Netcom Group and China Netcom............................  20
Stock Price Performance...........................................................  22
Security Ownership of Certain Beneficial Owners and Management....................  23
Section 16(a) Beneficial Ownership Reporting Compliance...........................  25
Deadline for Receipt of Stockholder Proposals for 2005............................  25
Other Matters.....................................................................  25
Exhibit A  Audit Committee Charter................................................ A-1
Exhibit B  Nominating and Corporate Governance Committee Charter.................. B-1

                          MATTERS TO BE CONSIDERED AT
                              THE ANNUAL MEETING

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

                                    General

The By-laws of AsiaInfo provide that the authorized number of directors shall consist of no less than three nor more than nine directors. There are presently nine directors of AsiaInfo, divided into three classes: Class I, Class II and Class III. Each class has a three year term. Messrs. James Ding, Alan Bickell and Weiying Zhang are Class I directors, whose term will expire at the 2006 annual meeting; Messrs. Xingsheng Zhang, Ying Wu and Tao Long are Class II directors, whose term will expire at the Annual Meeting; and Messrs. Edward Tian, Chang Sun and Michael Zhao are Class III directors whose term will expire at the 2005 annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently AsiaInfo directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. If stockholders properly nominate persons other than AsiaInfo's nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of AsiaInfo's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the third annual meeting following his or her election or until his or her earlier resignation or removal. The directors elected this year should continue in office until the 2007 annual meeting. There is no family relationship between any director and any other director or executive officer of AsiaInfo.

                        Nominees for Class II Directors

Certain information regarding the nominees is set forth below:

                                                                       Director
 Name of Nominee Age               Principal Occupation                 Since
 --------------- ---               --------------------                --------
 Xingsheng Zhang 48  President and Chief Executive Officer of AsiaInfo   2003
 Ying Wu........ 44  Vice Chairman, UTStarcom, Inc.                      2003
 Tao Long....... 51  Chairman, Beijing Investment Consultants, Inc.      2003

Xingsheng Zhang has served as President and Chief Executive Officer and a member of the board of directors of AsiaInfo since April 2003. Prior to that, Mr. Zhang served as Chief Marketing Officer of Ericsson (China) Co., Ltd. Since joining Ericsson in 1990, Mr. Zhang took on successively greater management responsibilities in positions of Marketing Manager, Director of Business Development, Vice President/Head of Mobile Phones and Executive Vice President/General Manager of National Network Operators. Before joining Ericsson, Mr. Zhang worked in engineering and management positions with different organizations of the Beijing Toll Telecom Bureau, the Beijing Telecom Administration and China International Telecom Construction Corporation of the Ministry of Posts & Telecom (now the Ministry of Information Industry). Mr. Zhang graduated from Beijing University of Posts and Telecommunications in 1977, and holds an MBA degree from Norwegian School of Management BI.

Ying Wu has served as a member of the board of directors of AsiaInfo since July 2003. Mr. Wu is the co-founder and Vice-Chairman of UTStarcom Inc. (Nasdaq:
UTSI), a leading global provider of wireless and wireline access and IP switching solutions, and President of UTStarcom China. Before founding Starcom in 1991, which later merged with Unitech in 1995 to become today's UTStarcom, Mr. Wu was a member of the technical staff and senior project manager of AT&T Bell Labs, which he joined in 1987. He holds a MS in Electrical Engineering from New Jersey Institute of Technology and a BS in wireless communication from Beijing Industrial University.

Tao Long has served as a member of the board of directors of AsiaInfo since January 2003. He founded and has served as Chairman of Beijing Investment Consultants, Inc. since 1991. Mr. Long worked for KPMG LLP as an auditor in the field of auditing and financial analysis from 1987 to 1989. Mr. Long has been an Associate Professor at Central University of Finance & Economics since 1992. Mr. Long received a Master of Science degree in accounting from the Institute of Public Finance Science Research of the Ministry of Finance in 1985 and a Bachelor of Economics degree in planning and statistics from Inner Mongolia University in 1982.

                         Board Meetings and Committees

The Board held four regular meetings and one special meeting during the fiscal year ended December 31, 2003, and acted two times by unanimous written consent. The Board has an audit committee, a compensation committee, a finance committee and a nominating and corporate governance committee.

                                                                                 Nominating and Corporate
     Audit Committee        Compensation Committee        Finance Committee        Governance Committee
     ---------------        ----------------------        -----------------      ------------------------
Alan D. Bickell            Alan D. Bickell            Chang Sun                  Chang Sun
Tao Long                   Chang Sun                  Alan D. Bickell            Weiying Zhang
Weiying Zhang                                         Tao Long                   James Ding

The Audit Committee. The audit committee of the Board (the "Audit Committee") currently consists of Messrs. Bickell (Chair), Long and Zhang. The Board has determined that each member of the Audit Committee is "independent" as defined by the Nasdaq National Market. The Board has also determined that each member of the Audit Committee is an "audit committee financial expert" as defined by the Securities and Exchange Commission (the "SEC"). The Audit Committee held 4 meetings during the last fiscal year. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors. The Audit Committee represents and assists the Board with the oversight of: the integrity of the Company's financial statements and internal controls, the Company's compliance with legal and regulatory requirements, the independent auditors' independence and qualifications, the performance of the Company's internal audit function and the independent auditors. In addition, the Audit Committee pre-approves the audit and non-audit services to be provided by the independent auditors. For more information on our audit committee, please see the discussion below under the heading "Audit Committee Report".

The Compensation Committee. The compensation committee of the Board (the "Compensation Committee") currently consists of Messrs. Bickell and Sun (Chair). The Compensation Committee held 3 meetings during the last fiscal year. The Compensation Committee administers AsiaInfo's stock option plans and makes decisions concerning salaries and incentive compensation for AsiaInfo's employees.

The Finance Committee. The finance committee of the Board (the "Finance Committee") consists of Messrs. Sun (Chair), Long and Bickell. The Finance Committee held one meeting during the last fiscal year. The Finance Committee makes recommendations to the Board with respect to AsiaInfo's capital position, financing requirements and strategic acquisitions and other corporate transactions.

The Nominating and Corporate Governance Committee. On February 27, 2004, we established a nominating and corporate governance committee (the "Governance Committee") consisting of Messrs. James Ding (chair), Chang Sun and Weiying Zhang. The Governance Committee replaced our existing nominating committee, which had been established in 2002. The Governance Committee makes recommendations to the Board regarding the nomination of candidates to stand for election or re-election as members of the Board. The Governance

Committee will consider candidates for Board membership proposed by stockholders. Any such proposals should be made in writing to AsiaInfo Holdings, Inc., 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC, Attention: Legal Department. For more information on our Governance Committee, please see the discussion below under the heading "Nominating and Corporate Governance Committee Procedures and Charter".

During the year 2003, each director attended 75% or more of the meetings of the Board and of the committees of the Board on which the director served during the period for which he was a director or committee member, respectively, except for Steve Chang who attended three of five Board meetings and Edward Tian who attended two of five Board meetings.

Executive sessions, or meetings of outside directors without the Chief Executive Officer or other members of management present, are generally held on a quarterly basis in conjunction with regular meetings of the Board. Additional executive sessions or meetings of outside directors may be held from time to time as required.

                             Director Compensation

In 2003, each non-executive director was entitled to receive an annual retainer of $15,000, a meeting fee of $1,000 for each Board meeting attended, and $1,000 as expense reimbursement for each Board meeting attended (unless such director filed a reimbursement report for actual expenses incurred). The chairman of the Audit Committee was entitled to an additional annual fee of $5,000 and each member of the Audit Committee was entitled to a meeting fee of $1,000 for each Audit Committee meeting attended.

AsiaInfo also grants stock options to its non-executive directors, beginning with initial grants of 20,000 options to each non-executive director, vesting over four years on an annual schedule of 25%, 25%, 25% and 25%. During the last two years of the vesting schedule, the options vest quarterly. Each year, we grant new options to our non-executive directors as their options vest, so that the unvested portion of each non-executive director's options is maintained at 20,000.

                                 Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                          Recommendation of the Board

The Board recommends that the stockholders vote "FOR" the election of each of the nominees listed above.

                                PROPOSAL NO. 2:
                        RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT AUDITORS

                                    General

The Board has selected the firm of Deloitte Touche Tohmatsu as AsiaInfo's independent auditors to audit the financial statements of AsiaInfo for the fiscal year ending December 31, 2004, and recommends that stockholders vote for ratification of this appointment. Deloitte Touche Tohmatsu has audited AsiaInfo's financial statements since the Company's inception in 1993. Representatives of Deloitte Touche Tohmatsu are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte Touche Tohmatsu as AsiaInfo's independent auditors is not required by AsiaInfo's By-Laws or otherwise. However, the Board is submitting the selection of Deloitte Touche Tohmatsu to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of AsiaInfo and its stockholders.

The following discussion describes the fees billed by Deloitte Touch Tohmatsu for services rendered on behalf of the Company. For additional information on the types of fees discussed below, please see the discussion under the heading "Audit Committee Report."

                                  Audit Fees

The aggregate fees billed by Deloitte Touche Tohmatsu for professional services rendered for the audit of the Company's financial statements for the fiscal years ended December 31, 2003 and December 31, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those fiscal years were approximately $413,000 and $373,000, respectively.

                              Audit-Related Fees

Deloitte Touche Tohmatsu did not bill any fees for audit-related services for either of the last two fiscal years.

                                   Tax Fees

The aggregate fees billed by Deloitte Touche Tohmatsu for professional services for tax compliance, tax advice and tax planning for each of the last two fiscal years were approximately $1,037,000 and $759,000, respectively.

                                All Other Fees

Deloitte Touche Tohmatsu did not bill any fees for any other services for either of the last two fiscal years except for $384,000 for merger and acquisition consultation during the year ended December 31, 2002.

                          Recommendation of the Board

The Board recommends that the stockholders vote "FOR" the ratification of the appointment of Deloitte Touche Tohmatsu as AsiaInfo's independent auditors for the fiscal year ending December 31, 2004.

                                  MANAGEMENT

                              Executive Officers

The following table sets forth certain information with respect to our current directors and executive officers:

   Board of Directors Age Position
   ------------------ --- --------
    James Ding....... 38  Chairman of the Board and Board Member
    Xingsheng Zhang.. 48  President, Chief Executive Officer and Board Member
    Michael Zhao..... 38  Board Member
    Alan D. Bickell.. 67  Board Member
    Weiying Zhang.... 45  Board Member
    Tao Long......... 51  Board Member
    Chang Sun........ 47  Board Member
    Edward S. Tian... 40  Board Member
    Ying Wu.......... 44  Board Member

  Executive Officers Age Position
  ------------------ --- --------
   Xingsheng Zhang.. 48  President and Chief Executive Officer
   Ying Han......... 49  Executive Vice President and Chief Financial Officer
   Steve Zhang...... 40  Senior Vice President and General Manager of China
                         Mobile Account
   Chao Wang........ 40  Vice President and General Manager of Strategy and
                         Marketing Division
   James Li......... 41  Vice President and General Manager of Enterprise
                         Information Solutions Unit

For a biographical summary of Xingsheng Zhang, Ying Wu and Tao Long, please see the section headed "Election of Directors" beginning on page 4 of this Proxy Statement.

James Ding has served as our Chairman of the Board since April 1, 2003 and has served as a member of the Board of AsiaInfo since our inception. He served as our Chief Executive Officer from May 1999 to April 2003. He was also our Senior Vice President for Business Development and Chief Technology Officer from 1997 to 1999. Prior to that, Mr. Ding was our Senior Vice President and Chief Technology Officer from 1993 to 1997. Mr. Ding received a Master of Science degree in information science from the University of California at Los Angeles in 1990.

Alan D. Bickell has served as a member of the Board of AsiaInfo since March 1999. Mr. Bickell retired in November 1996 as corporate senior vice president of Hewlett-Packard Company and managing director of Geographic Operations, a position he had held since 1992. Mr. Bickell originally joined Hewlett-Packard in 1964. He is a member of the board of directors of Power Integrations, Inc. and a member of the board of directors of the Peking University Foundation
(USA). In 1998, he became an advisory Professor at Beijing University. He holds a degree in marketing and finance from Menlo College and an M.B.A. from Santa Clara University.

Weiying Zhang has served as a member of the Board of AsiaInfo since October 2003. Professor Zhang is a Professor of Economics and the First Associate Dean of Guanghua School of Management at Beijing University. He is also a member of the Advisory Board for the State Informatization Committee of China, and a member of the Advisory Board for Telecommunication Law Drafting Committee. Professor Zhang has had a distinguished career in the field of economic reform and management science since 1984, when he served as a research fellow of the Economic System Reform Institute of China under the State Commission of Economic System Restructuring. He has also been a member of the Advisory Board on Enterprise Reform to the State Commission for Economic Restructuring, a consultant to the Department of Enterprises of the State Economic and Trade Commission, and a local consultant to the World Bank Project on Chinese State-Owned Enterprise Reform. Professor Zhang received a doctorate degree in economics from Oxford University in 1994.

Michael Zhao has served as a member of the Board of AsiaInfo since 1999 and was a Senior Vice President and General Manager of Communication Solutions (previously, Network Infrastructure Solutions) for AsiaInfo from 2001 to September 2003. He served as our Senior Vice President and Chief Strategy Officer between January 1997 and January 2001, our General Manager from October 1996 to December 1997, and our Deputy Chief Engineer from February 1996 to January 1997. Mr. Zhao holds a Ph.D. in engineering from the State University of New York at Buffalo, which he received in 1994, and an M.B.A. from Rutgers, the State University of New Jersey, which he received in 2000.

Chang Sun has served as a member of the Board of AsiaInfo since December 1997. Mr. Sun has been a Managing Director of Warburg Pincus, a major shareholder and affiliate of AsiaInfo, since 1995. Warburg Pincus is in the business of managing private equity and venture capital funds. Prior to that position, he was an Executive Director of Goldman Sachs (Asia) LLC. Mr. Sun holds a B.A. from the Beijing Foreign Language University, a Master of Arts degree from the Joseph Lauder Institute of International Management at the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

Edward S. Tian has served as a member of the Board of AsiaInfo since our inception. Dr. Tian is the President and CEO of China Netcom Corporation ("China Netcom"), a position he has held since June 1999. Since April 2002, Dr. Tian has also served as a Vice President of China Netcom's parent company, China Netcom Communication Group Corporation ("China Netcom Group"). He has also served as President of CNC International Communications Ltd. of China Netcom Group since November 2003 and President of CNC Southern Communications Ltd. of China Netcom Group since January 2004. Prior to joining China Netcom, he and James Ding co-founded AsiaInfo in Dallas, Texas in 1993 and Dr. Tian served as AsiaInfo's President through May 1999. Dr. Tian has a Master of Science degree from the Graduate School of the Chinese Academy of Science in Beijing and a Ph.D. in Environmental Management from Texas Tech University.

Ying Han has been our Executive Vice President and Chief Financial Officer since June 1998. Ms. Han was Chief Controller and Business Development Director from 1996 to June 1998 of Hewlett-Packard (China), and was their Finance Manager from 1993 to 1996 and their Service Business Administration Manager from 1990 to 1993. Ms. Han received a college degree in Western Accounting from Xiamen University in 1985.

Steve Zhang is our Senior Vice President and General Manager of China Mobile Account, a position he has held since July 2003. Previously, he was our General Manager for Operation Support System Solutions from January 2001 to June 2003 and our Vice President for Software from December 1999 to January 2001, responsible for overseeing AsiaInfo's software development efforts and management of AsiaInfo's software division. From 1989 to 1999, Mr. Zhang held senior project management and technical positions in several successful Silicon Valley companies, including Blue Martini Software, Inc., Hyperion Solutions, Inc., Arbor Software, Versant Object Technology, Inc., and Sun Microsystems. From September 1997 to June 1999, he was a development manager and senior development manager at Hyperion Solutions, Inc. and from March 1994 to October 1995, he served as Development Manager at Versant Object Technology, Inc. Mr. Zhang earned his Master of Science degree in computer science from Rice University and a doctorate in information science from the University of Pisa, Italy.

Chao Wang has served as our Vice President and General Manager of Strategy and Marketing since September 2003. He joined AsiaInfo on December 2002 and previously served as Deputy General Manager of Marketing and Presales for the Operation Support System Solutions. He also served as Deputy General Manager of R&D for application & communication products from July 2003 to September 2003. Mr. Wang has more than 18 years of experience in the telecommunications and software industry. Before joining AsiaInfo, he worked at MCI-WorldCom as a project manager from 1996 to 2001. He also served as Executive Vice President for sales and marketing at GCTech Company Limited, a systems integrator for China's telecommunications industry.

Mr. Wang earned his Master degree in Electrical Engineering from the University of Missouri-Columbia in 1991 and a Bachelor degree in Computer Science from Xidian University, China in 1984.

James Li is our Vice President and General Manager of the Enterprise Information Solutions Unit. He served as AsiaInfo's Vice President of Human Resources and Administration from March 2000 to December 2003. Before joining AsiaInfo, Mr. Li worked at Lucent Technologies (China) as Director of Human Resources from 1997 to 2000. He also worked for IBM China from 1987 to 1996, and became the manager of human resource for IBM China in 1993. Mr. Li earned an MBA degree from Rutgers, the State University of New Jersey in 2000, and a Bachelor of Science degree in Engineering from Tsinghua University in 1985.

                            EXECUTIVE COMPENSATION

The following table sets forth the compensation earned for services rendered to AsiaInfo in all capacities for the three fiscal years ended December 31, 2003, by AsiaInfo's Chief Executive Officer and its four next most highly compensated executive officers for the fiscal year ended December 31, 2003 (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                                                                        Long-Term
                                                                       Compensation
                                       Annual Compensation                Awards
                            ------------------------------------------ ------------
                                                                        Securities
                                                        Other Annual    Underlying       All Other
Name and Principal Position Year Salary ($) Bonus ($) Compensation ($) Options (#)  Compensation ($)/(1)/
--------------------------- ---- ---------- --------- ---------------- ------------ --------------------
 Xingsheng Zhang/(2)/,      2003  150,000    75,000        64,081        800,000           12,178
   President and Chief      2002       --        --            --             --               --
   Executive Officer....... 2001       --        --            --             --               --

 Ying Han, Executive
   Vice President and       2003  149,155    19,510        15,230        102,000           16,163
   Chief Financial          2002  131,944        --        20,492        150,000           11,735
   Officer................. 2001  148,795    40,769        20,129        100,000            7,857

 Steve Zhang, Senior Vice
   President and General    2003  145,000    27,100        33,750        102,000           14,249
   Manager of China         2002  128,269        --        27,750        150,000           14,245
   Mobile Account.......... 2001  141,250    23,175        31,105         80,000           13,027

 Chao Wang/(3)/, Vice
   President and General
   Manager of Strategy      2003  140,000    15,370        20,691         42,500            8,794
   and Marketing            2002  140,000        --           375         60,000               --
   Division................ 2001       --        --            --             --               --

 James Li, Vice President
   and General Manager
   of Enterprise            2003  105,933    19,090         7,520         85,000           12,173
   Information Solutions    2002   93,710        --         4,500        100,000           11,110
   Unit.................... 2001  105,933    20,509            --         60,000           10,725

--------
/(1)/ This compensation consists of contributions by the Company for pension, life insurance and health insurance benefits.
/(2)/ Mr. Zhang became our President and Chief Executive Officer on April 1,
      2003. His salary in 2003 was on an annual basis.
/(3)/ Mr. Wang joined AsiaInfo in December, 2002. His salary in 2002 was based on an annual basis.

                       Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 2003. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent AsiaInfo's estimate of its future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock.



                          Individual Grants                       Potential Realizable
                --------------------------------------            Value at Assumed Annual
                 Number of                                        Rates of Stock Price
                Securities  Percent of Total                      Appreciation for Option
                Underlying  Options Granted  Exercise                    Terms
-                 Options   to Employees in    Price   Expiration -----------------------
Name            Granted (#) Fiscal Year (%)  ($/share)    Date     5% ($)      10% ($)
----            ----------- ---------------- --------- ----------  ---------   ---------
Xingsheng Zhang   800,000          35          4.18    04/01/2013 5,447,024   8,673,475
Ying Han.......   102,000         4.5          7.07    09/29/2013 1,174,661   1,870,451
Steve Zhang....   102,000         4.5          7.07    09/29/2013 1,174,661   1,870,451
Chao Wang......    42,500         1.9          7.07    09/29/2013   489,442     779,355
James Li.......    85,000         3.7          7.07    09/29/2013   978,884   1,558,710

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

The following table sets forth information concerning option exercises and option holdings for each of the Named Executive Officers during the fiscal year ended December 31, 2003. The numbers in the columns titled "Value Realized" and "Value of Unexercised In-the-Money Options at December 31, 2003" are based on the fair market value of our Common Stock on December 31, 2003, $6.68, less the option exercise price payable for such shares.

                                          Fiscal Year End Option Values
                ---------------------------------------------------------------------------------
                                                 Number of Securities
                                                Underlying Unexercised     Value of Unexercised
                   Shares                             Options at          In-the-Money Options at
                  Acquired                       December 31, 2003 (#)   December 31, 2003 ($)/(2)/
                     on           Value        ------------------------- -------------------------
Name            Exercise (#) Realized ($)/(1)/ Exercisable Unexercisable Exercisable  Unexercisable
----            ------------ ----------------  ----------- ------------- -----------  -------------
Xingsheng Zhang       --              --              --      800,000           --      2,000,000
Ying Han.......       --              --         346,000      266,000      398,025        298,125
Steve Zhang....       --              --         294,000      290,000       99,375        298,125
Chao Wang......       --              --          15,000       87,500           --             --
James Li.......    5,000          14,450         145,000      220,000       53,000        198,750

--------
(1) This value is based on the closing market price of AsiaInfo's Common Stock on the date of exercise of shares covered by the options exercised, less the option exercise price.
(2) Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

            Employment Agreements and Change of Control Agreements

We have entered into two-year employment agreements with Xingsheng Zhang, our President and Chief Executive Officer, Ying Han, our Executive Vice President and Chief Financial Officer, Steve Zhang, our Senior Vice President and General Manager of China Mobile Account, Chao Wang, our Vice President and General Manager of Strategy and Marketing Division, and James Li, our Vice President and General Manager of Enterprise Information Solutions Unit, which provide for annual base salaries of $150,000, $149,155, $145,000, $140,000 and $105,933,
respectively. The agreements terminate on March 30, 2005, January 1, 2006, October 18, 2004, December 2, 2004 and February 28, 2005, respectively.

On October 17, 2000, the Compensation Committee of the Board adopted a resolution on severance policy for departing members of AsiaInfo's senior management. In the event that AsiaInfo terminates an employee at the level of 62 grade (vice president) or above without cause, the employee will receive severance pay equal to one month's base salary for each year he or she has been employed by AsiaInfo, or six month's base salary, whichever is greater.

Each of Xingsheng Zhang, Ying Han, Steve Zhang, Chao Wang and James Li have entered into a non-compete agreement with AsiaInfo, pursuant to which he or she is prevented from engaging in any commercial activity in competition with AsiaInfo for two years (six months in case of Xingsheng Zhang and Chao Wang) after termination of his or her employment. In addition, each of them is required to disclose all of his or her patent and copyright applications to AsiaInfo during and for a period of one year after his or her employment.

On May 30, 2003, we entered into change of control agreements with Xingsheng Zhang, Ying Han and James Li. These agreements provide, among other things, that these executive officers would be entitled to various benefits upon the occurrence of either a covered termination (as defined therein) or a change of control (as defined therein), including payment of one year of base salary and bonus, immediate vesting of 50% of any outstanding unvested stock options held by the executive officers and provision of medical benefits and housing allowance.

                                 Pension Plans

For the benefit of employees who are citizens or lawful permanent residents of the United States, AsiaInfo has adopted a Simplified Employee Pension Plan (the "Pension Plan"). The Pension Plan covers employees who have worked at AsiaInfo for at least six months. The Company makes monthly contributions under the Pension Plan in amounts equal to 5% of each covered employee's monthly salary. The contributions are deductible by the Company and are not taxable to the employees. Withdrawals are taxable as ordinary income, and withdrawals before age 59-l/2 may be subject to tax penalties.

In 2003, the Company contributed approximately $23,334.25 to all the employees covered by the Pension Plan. With respect to the Named Executive Officers, AsiaInfo contributed approximately $5,644 and $6,124.99 on behalf of Steve Zhang and Chao Wang.

                         COMPENSATION COMMITTEE REPORT

The Compensation Committee currently consists of Messrs. Bickell and Sun (chair), both of whom are independent directors of AsiaInfo. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of AsiaInfo and establishes and reviews general policies relating to compensation and benefits of employees of AsiaInfo. The following is the report of the Compensation Committee describing the compensation policies and rationale applicable to AsiaInfo's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2003. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the "Securities Act") or the Exchange Act, except to the extent that AsiaInfo specifically incorporates such information by reference in such filing.

                      Compensation Philosophy and Review

Our executive compensation program is generally designed to align the interests of our executives with the interests of our stockholders and to reward our executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives in the highly competitive telecommunications software and services marketplaces. Executive compensation currently consists of a base salary, long-term equity incentives, and other compensation and benefit programs generally available to other employees.

         Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company's Chief Executive Officer or any of the four most highly compensated executive officers. Certain performance-based compensation, however, is exempt from the deduction limit.

It is the Compensation Committee's intention that, so long as it is consistent with its overall compensation objectives and philosophy, executive compensation will be deductible for federal income tax purposes. AsiaInfo's stock option plans have been structured so that any taxable compensation derived pursuant to the exercise of options granted under such plans should not be subject to these deductibility limitations.

The Compensation Committee has considered the potential impact of Section 162(m) of the Code on the compensation paid to AsiaInfo's executive officers.

                                 Base Salaries

Base salary levels for the President and Chief Executive Officer and other executive officers are intended to compensate executives competitively within the information technology marketplace. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. The Compensation Committee also takes into account AsiaInfo's financial performance during the previous fiscal year, including revenue growth, net income growth, operational cash flow and Common Stock performance. Base salaries for executives are reviewed annually by the Compensation Committee.

                          Long-Term Equity Incentives

AsiaInfo provides long-term equity incentives to its executive officers and to all other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of AsiaInfo. Stock options are generally granted at an exercise price equal to 100% of the fair market of AsiaInfo's Common Stock on the date of grant, have a ten year term and generally vest over a four year period. The primary stock options granted to executive officers are generally in conjunction with the executive officer's acceptance of employment with AsiaInfo. When determining the number of stock options to be awarded to an executive officer, the Compensation Committee considers the executive's current contribution to AsiaInfo's performance, the executive officer's anticipated contribution in meeting AsiaInfo's long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by other information technology companies. The Compensation Committee also reviews stock option levels for executive officers at the beginning of each fiscal year in light of long term strategic and performance objectives and each executive's current and anticipated contributions to AsiaInfo's future performance. In 2003, the Compensation Committee recommended (and the full Board granted) stock option grants for the Named Executive Officers representing the right to acquire an aggregate of 1,131,500 shares of Common Stock. These options vest according to the schedules described in the table detailing the stock options granted to the Named Executive Officers on page 15 of this proxy statement.

                              Other Compensation

AsiaInfo's executive officers are also eligible to participate in benefit programs generally available to other employees. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

                     Chief Executive Officer Compensation

Xingsheng Zhang is AsiaInfo's President and Chief Executive Officer. The Compensation Committee reviews Mr. Zhang's compensation annually using the same criteria and policies as are employed for other executive officers.

       Submitted by the Compensation Committee of the Board of Directors

                                Alan D. Bickell
                                   Chang Sun

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Sun and Bickell served as members of the Compensation Committee during 2003. None of these individuals was an officer or employee of AsiaInfo during 2003. No member of the Compensation Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Xingsheng Zhang participates in the discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except that Mr. Zhang is excluded from discussions regarding his own salary and incentive compensation.

                            AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company's financial reporting process on behalf of the Board and is responsible for the retention of the Company's independent auditors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee currently consists of Messrs. Alan D. Bickell (Chair), Long Tao and Weiying Zhang, all independent directors.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with our management, has discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), has received the written disclosures required by Independent Standards Board No. 1 (Independence Discussions with Audit Committees), and has discussed with our independent auditors their independence. The Audit Committee has also considered whether the provision of non-audit services by our auditors is compatible with maintaining our auditors' independence. The Board adopted a written charter of the Audit Committee in November 1999. The Board adopted amendments to the charter in March 2003 and in January 2004. The Audit Committee Charter is included in Exhibit A to this proxy statement.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Prior to engagement of the independent auditors for the next year's audit, management submits an aggregate of services expected to be rendered by the independent auditors during that year to the Audit Committee for approval, along with the anticipated fees for those services. Management's report to the Audit Committee categorizes all anticipated fees into one of the following four classifications:

.. Audit services - include fees for audit work performed in the preparation of financial statements, as well as work that generally only the independent auditors can reasonably be expected to provide, including comfort letters, statutory audits, and attestation services and consultation regarding financial accounting and/or reporting standards.

.. Audit-Related services - include fees for assurance and related services that are traditionally performed by the independent auditors, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

.. Tax services - include fees for all services performed by the independent auditors' tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

.. Other Fees - include fees associated with services not captured in the other categories. The Company generally does not request such services from the independent auditors.

Prior to engagement, the Audit Committee must pre-approve these services. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In 2003, the Audit Committee pre-approved all services provided by our independent auditors.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K.

          Submitted by the Audit Committee of the Board of Directors

                                Alan D. Bickell
                                   Tao Long
                                 Weiying Zhang

                             DIRECTOR INDEPENDENCE

The Board has determined that each of Alan D. Bickell, Chang Sun, Ying Wu, Tao Long and Weiying Zhang is an "independent" director as defined by Nasdaq National Market Rule 4200(a)(15).

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PROCEDURES AND CHARTER

Pursuant to the Nominating and Corporate Governance Committee Charter (the "Governance Charter"), our Governance Committee is responsible for identifying prospective director nominees and recommending to the Board the director nominees for each annual meeting of stockholders. In addition, the Governance Committee develops and recommends to the Board the governance principles applicable to the Company, oversees the evaluation of the Board and management, recommends to the Board director nominees for each committee, and establishes and administers Board and committee member compensation policy. The Corporate Governance Charter sets forth details of the organization, responsibilities and powers of the Governance Committee. A copy of the Governance Charter is included in this proxy statement as Exhibit B.

         RELIANCE ON EXCEPTIONAL AND LIMITED CIRCUMSTANCES EXCEPTIONS

The Board has determined that although James Ding is not an "independent" director because Mr. Ding was an employee of AsiaInfo within the past three years, it is in the best interests of AsiaInfo and its stockholders to have Mr. Ding serves as a member of the Governance Committee of the Board. The Board has determined that Mr. Ding's unique expertise and experience in China's telecommunications industry will contribute to the identification and nomination of qualified candidates to serve on the Board.

              STOCKHOLDERS COMMUNICATIONS WITH BOARD OF DIRECTORS

In February 2004, the Board authorized and directed our management to establish appropriate procedures for our stockholders to send communications to members of the Board. You may communicate with the Board by sending a letter to AsiaInfo Holdings, Inc., 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC, Attention: Legal Department.

                 DIRECTOR ATTENDANCE AT STOCKHOLDERS MEETINGS

We have no requirements for our directors to attend the annual meetings of stockholders. James Ding and Xingsheng Zhang attended the 2003 annual meeting of stockholders.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             Transactions with China Netcom Group and China Netcom

Edward Tian has served as a member of the Board of AsiaInfo since our inception and is the beneficial owner of approximately 12.6% of our outstanding shares of Common Stock. In June 1999, Dr. Tian became President and Chief Executive Officer of China Netcom Corporation ("China Netcom") and in April 2002, he became a Vice President of China Netcom's parent company, China Netcom Communication Group Corporation ("China Netcom Group"). He has also served as President of CNC International Communications Ltd. of China Netcom Group since November 2003 and President of CNC Southern Communications Ltd. of China Netcom Group since January 2004. Prior to joining China Netcom, Dr. Tian and James Ding co-founded AsiaInfo in Dallas, Texas in 1993, and Dr. Tian served as AsiaInfo's President until May of 1999. Along with China Telecommunications Corporation, China United Telecommunications Corporation and China Mobile Communications Corporation, China Netcom Group is one of the largest providers of telecommunications and Internet services in China. Like most of the other major participants in that industry, China Netcom Group and China Netcom (collectively, China Netcom Group and China Netcom are referred herein as "CNC") have entered into contracts with AsiaInfo for systems integration services and software products from time to time. In 2003, those agreements included the following:

In March 2003, we entered into a contract to provide CNC with hardware products and related services to reconstruct the support systems of Tianjin Communications Ltd. Our expected revenues from this contract, net of hardware costs, are approximately $108,967.

In March 2003, we entered into a contract to provide CNC with hardware products, our software product, AI Insight, and related services for its database and management analysis system in Tianjin. Our expected revenues from this contract, net of hardware costs, are approximately $1,865,668.

In March 2003, we entered into a contract to provide CNC with hardware products, our software product, AIOBS, and related services in connection with its broadband IP Metropolitan Area Network ("MAN") in Zhejiang Province. Our expected revenues from this contract, net of hardware costs, are approximately $427,094.

In March 2003, we entered into a contract to provide CNC with hardware products and related services for its IDC value-added systems. Our expected revenues, net of hardware costs, are approximately $63,826.

In April 2003, we entered into a contract to provide CNC with hardware products and related services for its Nanjing MAN systems. Our expected revenues from this contract, net of hardware costs, are approximately $293,346.

In April 2003, we entered into a contract to provide CNC with hardware products, our software product, AINetXpert, and related services to expand the capacity of its IP backbone network. Our expected revenues, net of hardware costs, are approximately $776,528.

In June 2003, we entered into a contract to provide CNC with our integrated accounting software product and related services for its integrated business support systems. Our expected revenues from this contract are approximately $514,880.

In June 2003, we entered into a contract to provide CNC with our software products, AIOMS, and related services in connection with Chongqing broadband network business operation supporting systems. Our expected revenues from this contract are approximately $89,218.

In June 2003, we entered into a contract to provide CNC with hardware products and related services for its MAN in Suzhou and Wuxi. Our expected revenues from this contract, net of hardware costs, are approximately $352,451.

In June 2003, we entered into a contract to provide CNC with hardware products, our software products, AIOBS, AINetXpert and AIDetack, and related services to expand the capacity of MAN in Hebei Province. Our expected revenues from this contract, net of hardware costs, are approximately $683,498.

In July 2003, we entered into a contract to provide CNC with hardware products, our software products, AIMC and AIRadius, and related services for the IP Data MAN project in Gansu Province. Our expected revenues from this contract, net of hardware costs, are approximately $86,746.

In September 2003, we entered into a contract to provide CNC with hardware products, our software product, AIOBS, and related services to expand the capacity of the Internet data business billing systems in Beijing. Our expected revenues from this contract, net of hardware costs, are approximately $778,751.

In September 2003, we entered into a contract to provide CNC with hardware products and related services to expand the capacity of mainframeof its billing systems in Tianjin. Our expected revenues, net of hardware costs, are approximately $385,409.

In September 2003, we entered into a contract to provide CNC with hardware products, our software product, AIOBS, and related services for its VOIP project. Our expected revenues from this contract, net of hardware costs, are approximately $62,687.

In September 2003, we entered into a contract to provide CNC with our software products, AIOBS, and related services to reconstruct the billing system of Beijing Communications Ltd. Our expected revenues from this contract are approximately $116,219.

In November 2003, we entered into a contract to provide CNC with hardware products, our software product, AIOBS, and related services in connection with its 169 billing supporting systems. Our expected revenues from this contract, net of hardware costs, are approximately $171,747.

In December 2003, we entered into a contract to provide CNC with professional services for the IP network of the Beijing Telegraph Bureau. Our expected revenues from this contract, net of hardware costs, are approximately $593,465.

In December 2003, we entered into a contract to provide CNC with hardware products, our software products, AINetXpert and AIRadius, and related services to optimize the DNS systems of Beijing Communications Ltd. Our expected revenues from this contract, net of hardware costs, are approximately $251,199.

In December 2003, we entered into a contract to provide CNC with our software product, AISP, and related services for a MANs system in Shandong province. Our expected revenues from this contract are approximately $247,243.

In December 2003, we entered into a contract to provide CNC with our software products, AIRadius and AILMS, and related services in connection with its broadband billing system in Guangdong province. Our expected revenues from this contract are approximately $84,812.

In December 2003, we entered into a contract to provide CNC with our software product, AIOMS, and related services for its business operation supporting systems in Chongqing. Our expected revenues from this contract are approximately $340,439.

Each of the foregoing transactions was an arm's-length, negotiated transaction on terms that we believe are no less favorable than terms we would have received from an unrelated party. We will continue to recognize revenues from the foregoing contracts in the current fiscal year, and anticipate that we will enter into additional contracts with CNC in the current fiscal year and future fiscal years.

                            STOCK PRICE PERFORMANCE

The following graph shows a comparison of cumulative total stockholder returns for AsiaInfo's Common Stock, the S&P Information Technology Sector and the Nasdaq Stock Market Index for U.S. and foreign companies. The graph assumes the investment of $100 on March 2, 2000, the date of AsiaInfo's initial public offering. The data regarding AsiaInfo assumes an investment at the initial public offering price of $24.00 per share of AsiaInfo's Common Stock. The performance shown is not necessarily indicative of future performance.

                                    [CHART]

               ASIAINFO HOLDINGS       NASDAQ U.S. &       S&P 500 INFORMATION
                       INC.            FOREIGN INDEX            TECHNOLOGY
Feb00                100.00               100.00                  100.00
Mar00                252.08                95.85                  106.73
Apr00                181.25                80.67                   97.07
May00                188.02                70.93                   86.89
Jun00                186.20                83.05                   96.88
Jul00                148.96                78.73                   92.25
Aug00                131.25                87.98                  102.59
Sep00                 78.91                76.82                   83.38
Oct00                 50.52                70.36                   78.55
Nov00                 32.55                54.13                   62.38
Dec00                 39.06                51.46                   55.54
Jan01                 72.66                57.76                   65.49
Feb01                 52.34                44.71                   47.15
Mar01                 50.52                38.28                   41.16
Apr01                 52.08                44.05                   48.13
May01                 52.87                43.95                   45.73
Jun01                 82.29                45.02                   46.27
Jul01                 74.79                42.19                   43.52
Aug01                 59.38                37.57                   38.03
Sep01                 49.54                31.16                   30.56
Oct01                 55.63                35.17                   35.87
Nov01                 70.12                40.19                   41.99
Dec01                 72.58                40.61                   41.17
Jan02                 53.88                40.27                   41.74
Feb02                 46.25                36.07                   35.89
Mar02                 54.83                38.49                   38.12
Apr02                 42.42                35.21                   33.39
May02                 51.67                33.68                   32.11
Jun02                 55.21                30.54                   28.21
Jul02                 23.79                27.75                   25.86
Aug02                 19.04                27.46                   25.54
Sep02                 13.90                24.48                   21.07
Oct02                 12.96                27.80                   25.76
Nov02                 33.21                30.94                   30.11
Dec02                 26.42                27.94                   25.77
Jan03                 16.46                27.64                   25.33
Feb03                 15.46                28.01                   25.98
Mar03                 16.79                28.10                   25.67
Apr03                 18.08                30.69                   27.98
May03                 19.96                33.47                   30.34
Jun03                 34.00                34.04                   30.32
Jul03                 33.04                36.41                   32.00
Aug03                 28.71                38.04                   33.83
Sep03                 28.04                37.57                   33.61
Oct03                 29.46                40.63                   36.38
Nov03                 28.96                41.28                   36.96
Dec03                 27.83                42.14                   37.94

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 1, 2004 of (i) each person (including any "group" as that term is used in section 13(d)(3) of the Exchange Act) known to AsiaInfo to beneficially own more than 5% of our Common Stock, (ii) each director or director nominee of AsiaInfo, (iii) each executive officer of AsiaInfo, and (iv) all directors and executive officers of AsiaInfo as a group.

                                                                   Common Stock
                                                             ------------------------
                                                             Number of Shares
                                                               Beneficially   Percent
Name of Beneficial Owner/(1)/                                   Held/(2)/     of Class
----------------------------                                 ---------------- --------
Warburg Pincus Ventures, L.P./(3)/..........................     4,025,105
Warburg Pincus Ventures International, L.P./(3)/............     4,025,105
 12/F St. George's Building, 2 Ice House
 Street, Central, Hong Kong
Subtotal....................................................     8,050,210     17.73%

James Ding/(4)/.............................................     2,640,313      5.81%
Xingsheng Zhang/(5)/........................................       271,347
Alan D. Bickell/(6)/........................................       134,400         *
Chang Sun/(7)/..............................................        21,250         *
Steve Zhang/(8)/............................................       319,500         *
Ying Han/(9)/...............................................       375,000         *
Michael Zhao/(10)/..........................................       421,298         *
Tao Long/(11)/..............................................          5000         *
Ying Wu.....................................................            --        --
Weiying Zhang...............................................            --        --
Edward S. Tian/(12)/........................................     5,730,950     12.62%
Chao Wang/(13)/.............................................        15,000
James Li/(14)/..............................................       174,932

All directors and executive officers as a group (13 persons)    10,108,990     22.26%

--------
*  Less than 1% of the outstanding Common Stock.
(1) Unless otherwise noted above, the address for each of the beneficial owners is c/o AsiaInfo Holdings, Inc., 4/F Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC.
(2) This table is based on information supplied by executive officers, directors and stockholders of AsiaInfo and on Schedules 13D or 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 1, 2004 are deemed beneficially owned and outstanding, but such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
(3) Voting and investment control over the shares of Common Stock owned by Warburg Pincus Ventures, L.P. and Warburg Pincus Ventures International, L.P. is held by Warburg, Pincus & Co., the corporate general partner and investment manager of both limited partnerships, and not by any single individual.
(4) Includes 1,852,366 shares held by Mr. Ding; 86,947 shares held in a grantor retained annuity trust for the benefit of Mr. Ding and his family; 6,000 shares held in a revocable trust for the benefit of Rene Ding; and options to acquire beneficial ownership of 695,000 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2004.
(5) Includes 71,347 shares held by Mr. Zhang, and options to acquire beneficial ownership of 200,000 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2004.
(6) Includes 59,400 shares held by the Alan D. Bickell Family Trust and options to acquire beneficial ownership of 75,000 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2004.
(7) Mr. Sun, a director of AsiaInfo, is a Managing Director of Warburg, Pincus & Co., which manages Warburg Pincus Ventures, L.P. and Warburg Pincus Ventures International L.P. Figure includes options to acquire beneficial ownership of 21,250 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2004.

(8) Includes options to acquire beneficial ownership of 319,500 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2004.
(9) Includes options to acquire beneficial ownership of 375,000 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2004.
(10) Includes 106,923 shares held by Mr. Zhao and options to acquire beneficial ownership of 314,375 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2004.
(11) Includes options to acquire beneficial ownership of 5,000 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2004.
(12) Includes 2,128,079 shares held directly by Dr. Tian; 190,792 shares held in the S.T. China 2000 Qualified Grantor Retained Annuity Trust for the benefit of Dr. Tian and his family; 190,792 shares held in the Q.K. 2000 Qualified Grantor Retained Annuity Trust for the benefit of Dr. Tian and his family; 4,000 shares held in a revocable trust for the benefit of Dr. Tian's daughter, Stephanie Tian; 2,007,287 shares held by Dr. Tian's wife, Qin Kong; and options to acquire beneficial ownership of 1,210,000 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2004.
(13) Includes options to acquire beneficial ownership of 15,000 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2004.
(14) Includes options to acquire beneficial ownership of 174,932 shares that are currently exercisable or will become exercisable within 60 days after March 1, 2004.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires AsiaInfo's executive officers and directors, and persons who own more than 10% of a registered class of AsiaInfo's equity securities, to file certain reports regarding ownership of, and transactions in, AsiaInfo's securities with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish AsiaInfo with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, AsiaInfo believes that for the year ended December 31, 2003, all reporting persons complied with Section 16(a) filing requirements except that Mr. Fan Bao, former Senior Vice President and Chief Strategy Officer of AsiaInfo, was late in reporting a transaction that occurred in February 2003, Mr. Ding was late in reporting a transaction that occurred in May 2003, and Mr. Zhao was late in reporting a transaction that occurred in May 2003.

            DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2005

Stockholder proposals which are intended to be presented by such stockholders at AsiaInfo's 2005 Annual Meeting of stockholders must be received by the Secretary of AsiaInfo at the Company's principal executive offices no later than November 18, 2004 in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. In order for notice of a proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received prior to January 31, 2005.

                                 OTHER MATTERS

The Board knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

To the extent that this Proxy Statement is incorporated by reference into any other filing by AsiaInfo under the Securities Act or the Exchange Act, the sections of this proxy statement titled "Compensation Committee Report," "Audit Committee Report," (to the extent permitted by the rules of the SEC) and "Stock Price Performance" will not be deemed incorporated unless specifically provided otherwise in such filing.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                       /s/ James Ding
                                              ----------------------------------
                                                         James Ding
                                                  Chairman of the Board of
                                                          Directors



March 15, 2004
Beijing, PRC

                                                                      Exhibit A

                            ASIAINFO HOLDINGS, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

I.  PURPOSE

The Audit Committee of AsiaInfo Holdings, Inc. (the "Corporation") shall provide assistance to the Corporation's directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

.. Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

.. Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

.. Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

.. Oversee the performance of the Corporation's internal accountants.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Securities Exchange Commission (the "SEC"). The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The Audit Committee shall have the authority to retain special legal, accounting or other consultants or experts to advise the Audit Committee.

The members of the Audit Committee shall be appointed by the Board at regular meetings of the Board and shall serve for unlimited one year terms, or until their successors have been duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

III.  MEETINGS

The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the Chief

Financial Officer of the Corporation, and the independent accountants, separately, to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financial statements and the independent accountants' independence, consistent with Section IV below.

The Audit Committee may request that any officer or employee of the Corporation, or the Corporation's outside counsel or independent accountants, attend any meeting of the Audit Committee or meet with any members of the Audit Committee. Meetings may also be held between the Audit Committee and the Corporation's investment bankers or financial analysts.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess, at least annually, the adequacy of this Charter, and make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation's annual financial statements, and discuss with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS 61").

3. Review with management and the independent accountants the Corporation's 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters required to be discussed by SAS 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4. Review with management and the independent accountants the effect of off-balance sheet financing structures and any regulatory or accounting initiatives on the Corporation's financial statements.

5. Understand and review the adequacy of the Corporation's disclosure in its filings on Forms 10-K and 10-Q under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operation," particularly with respect to the critical accounting policies disclosed thereunder.

6. Review the disclosure in the Corporation's periodic reports required by
   Section 13a of the Exchange Act with respect to any preapproval by the Audit Committee of non-audit services to be performed by the independent accountants.

7. Review and discuss quarterly reports from the independent accountants on:

    .  all critical accounting policies and practices to be used;

    . any alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants;

    . other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences;

    . Any significant changes in the accounting policies of the Corporation and accounting and financial reporting proposals that may have significant impact on the Corporation's financial reports.

Independent Accountants

8. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. Matters that should be reviewed at least on an annual basis include:

    . the background, experience and qualifications of the senior members of the independent audit team;

    .  the fees to be paid to the independent accountant;

    . the qualifications, performance and independence of the lead partner of the independent auditor;

    . the independent accountant's process for internal review of accounting judgments and quality control procedures, including an examination of those issues with which the national office of the independent accountant was consulted by the Corporation's audit team; and

    .  the independent accountant's peer review process.

The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The Audit Committee should participate in the planning and staffing of the audit each year and changes in key personnel on the audit team should be approved by the Audit Committee. The Audit Committee should also evaluate annually whether to adopt a policy to rotate independent accountants on a regular basis. The independent accountants shall report directly to the Audit Committee. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants' review of the financial statements and controls of the Corporation. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to ensure the accountants' independence.

9. Oversee the independence of the accountants by:

    . receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard No. 1 ("ISB 1");

    . reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants;

    . preapproving all auditing services and permitted non-audit services to be performed for the Corporation by the independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit;

    . reviewing and advising the Board in connection with any proposed hiring by the Corporation of any employee or former employee of the independent accountants who has worked on the Corporation's account; and

    . recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

10. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

Financial Reporting Process

11. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

12. Review on an annual basis the performance of the internal auditors and make recommendations to the Board regarding the appointment, termination or replacement of the internal auditors.

13. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

14. Establish regular systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements, any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information, or any significant accounting issue that arises.

15. Review the reports to management prepared by the internal auditors and any responses from management.

16. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements. The Audit Committee shall be responsible for the resolution of such disagreements.

17. Periodically meet with management to review the Corporation's major financial risk exposures and understand the steps management have taken to control such risks.

18. Review disclosures made by the Corporation's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10-Q regarding adequacy or any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

19. Consider with management and the independent auditor whether any changes to the Corporation's internal controls are appropriate in light of management's assessment.

20. Review with the independent auditor and management regarding (a) the adequacy and effectiveness of the systems of internal controls, accounting practices, and disclosure control procedures; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

Legal Compliance/General

21. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements and any material reports or inquiries received from regulators or governmental agencies.

22. Participate in the preparation of the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

23. Obtain assurance from the independent accountants that the Corporation's annual audits have been conducted in accordance with Section 10A of the Exchange Act.

24. Review and consider the adequacy of the Corporation's policies on related party transactions and establish regular systems for the reporting of such transactions to the Audit Committee.

25. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

26. Consulting with the board of directors of the Corporation regarding adoption of a Code of Business Conduct and Ethics applicable to all employees and directors and required by the rules of the Nasdaq Stock Market and adopt procedures for monitoring and enforcing compliance with such Code of Business Conduct and Ethics.

26. As requested by the board of directors of the Corporation, review and investigate conduct alleged to be in violation of the Corporation's Code of Business Conduct and Ethics, and adopt as necessary or appropriate, remedial, disciplinary or other measures with respect to such conduct.

27. Review earnings press releases, as well as Corporation policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

28. Discuss Corporation policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory development s which could materially impact the Corporation's contingent liabilities and risks.

29. Report to the Board on the outcome of all meetings of the Audit Committee.

30. Maintain minutes or other records of meetings and activities of the Audit Committee.

V.  POLICY FOR REPORTING VIOLATIONS AND COMPLAINTS

The Company's policy for reporting violations and complaints is attached as Annex A.

VI.  LIMITATION OF THE AUDIT COMMITTEE'S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

                                    *  *  *

Last updated: January 15, 2004

                                                                        ANNEX A

                            ASIAINFO HOLDINGS, INC.
                POLICY FOR REPORTING VIOLATIONS AND COMPLAINTS

I.  Introduction

   One of our Company's most valuable assets is its integrity. Protecting this asset is the job of everyone in the Company. We have established the AsiaInfo Code of Ethics to help our employees understand and comply with the laws and regulations applicable to our business and to maintain the highest standards of ethical conduct. This policy is meant to supplement our Code of Ethics by encouraging employees to report any suspected violations or concerns as to compliance with laws, regulations, public disclosure requirements, our Code of Ethics or other Company policies, or any complaints or concerns regarding the Company's accounting, internal accounting controls, or auditing matters. Please note that, as a public company in the United States, AsiaInfo is required by law to allow its employees to report any such complaints or concerns on an anonymous basis, and is prohibited from taking any retaliatory action against an employee for making a report.

II.  Obligation to Report Suspected or Actual Violations; Anonymous Reporting

    A. Reporting Generally

   It is every employee's obligation to report suspected or actual violations of laws, government rules and regulations, the Company's Code of Ethics or other Company policies. You should also report any suspected violations of the laws and rules that govern the reporting of the Company's financial performance, and any complaint or concern regarding the Company's accounting, internal accounting controls, public disclosure requirements, or auditing matters.

   You may report any such matters directly to your supervisor or manager or by the procedures set forth below. As noted below, supervisors and managers are required to report to a Compliance Officer any time they receive a report of a concern about our compliance with laws, the Code of Ethics or other Company policy, any notice of any suspected wrong-doing by any Company employee, officer or director, or any complaint or concern about the Company's accounting, internal accounting controls, public disclosure or auditing matters. The Compliance Officers who should be notified are either of the following:

   Ying Han, Chief Financial Officer
   Adams Lin, Legal Counsel

    B. Anonymous Reporting

   Alternatively, if you wish to report any such matters anonymously, you may do so by mailing a description of the suspected violation or other complaint or concern to AsiaInfo's Audit Committee at:

   AsiaInfo Holdings, Inc. - Audit Committee
   c/o Mr. Long Tao
   Beijing Investment Consultants, Inc.
   6th floor, Tower East Gate Plaza
   No. 29 DongZhong Street
   Dongcheng District
   Beijing, 100027

III.  Treatment and Retention of Complaints and Reports

   Each supervisor and manager shall report any suspected violation, concern or complaint reported to such person by employees or other sources to a Compliance Officer to assure proper treatment and retention of complaints, concerns or notices of potential violations. In addition, employees should take note that persons outside the Company may report complaints or concerns about suspected violations, or concerns regarding internal accounting controls, accounting or auditing matters. Any such concerns or complaints should be reported immediately on receipt to a Compliance Officer.

   Supervisors and managers as well as the Compliance Officers shall promptly consider the information, reports or notices received by them under this policy or otherwise. The Compliance Officers shall take appropriate action, including investigation, if appropriate, in accordance with the law, governmental rules and regulations, the Company's Code of Ethics and otherwise consistent with good business practice.

   Upon a report to a Compliance Officer, all notices or reports of suspected violations, complaints or concerns received pursuant to this policy shall be recorded in a log, indicating the description of the matter reported, the date of the report and the disposition thereof, and the log shall be retained for five years. The log shall be maintained by the Compliance Officers.

IV.  Statement of Non-Retaliation

   It is a federal crime for anyone to retaliate intentionally against any person who provides truthful information to a law enforcement official concerning a possible violation of any federal law. Moreover, the Company will not permit any form of intimidation or retaliation by any officer, employee, contractor, subcontractor or agent of the Company against any employee because of any lawful act done by that employee to:

    . provide information or assist in an investigation regarding any conduct which the employee reasonable believes constitutes a violation of laws, rules, regulations, the Company's Code of Ethics, or any Company policies; or

    . file, testify, participate in, or otherwise assist in a proceeding relating to a violation of any law, rule or regulation.

   Any such action is a violation of Company policy and should be reported immediately under this policy.

V.  Statement of Confidentiality

   The Company will, to the extent reasonably possible, keep confidential both the information and concerns reported under this policy, and its discussions and actions in response to those reports and concerns. In the course of its investigation, however, the Company may find it necessary to share information with others on a "need to know" basis.

                                    *  *  *

                                                                      Exhibit B

                            ASIAINFO HOLDINGS, INC
                      NOMINATING AND CORPORATE GOVERNANCE
                               COMMITTEE CHARTER

Purpose

The purpose of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of AsiaInfo Holdings, Inc. (the "Company") is to ensure that the Board is properly constituted to meet its fiduciary obligations to stockholders and the Company, and to ensure that the Company has and follows appropriate governance standards. To carry out this purpose, the Committee shall: (1) assist the Board by identifying prospective director nominees and recommending to the Board the director nominees for each annual meeting of stockholders; (2) develop and recommend to the Board the governance principles applicable to the Company; (3) oversee the evaluation of the Board and management; (4) recommend to the Board director nominees for each committee; and (5) establish and administer Board and committee member compensation policy.

Organization

.. Commencing [date], the Committee shall replace and become the successor committee to the heretofore existing Nominating Committee of the Board.

..  The Committee shall have at least [2] members.

.. Except as otherwise permitted by law and unless otherwise specifically determined by the Board to be in the best interests of the Company, all members of the Committee must be independent.

   (a) For purposes of the Committee, a director will not be "independent"

      (i) unless the Board affirmatively determines that the director has no material relationship with the Company (other than as a director or shareholder), either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company,

     (ii) if the director is a former employee of the Company, until three years after the employment ended,

    (iii) if the director is, or in the past three years has been, affiliated with or employed by a present or former auditor of the Company (or present or former auditor of an affiliate of the Company), until three years after the end of either the affiliation or employment with the auditor or the auditing relationship,

     (vi) if the director is, or in the past three years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director, or

      (v) if the director has, or in the past three years has had, an immediate family member in any of the categories listed in (iii) or (iv).

.. The Board will designate a member of the Committee to be the chairman of the Committee.

.. The Committee will create its own rules of procedure, including rules regarding notice of meetings, quorum and voting.

.. The Committee may create subcommittees to perform particular functions, either generally or in specific instances.

.. Minutes will be kept with regard to each meeting of the Committee, which will record all actions taken by the Committee. Copies of the minutes of each meeting of the Committee will be sent to all members of the Committee.

Responsibilities and Powers

In order to carry out the purposes described above, the Committee will have the following duties.

1. Any time the Committee is informed that the Board is considering adding a member to fill a vacancy or a newly created position, and any other time the Committee determines that the Board should consider adding a member, the Committee shall conduct a search for a person or persons to be added to the Board, and make recommendations to the Board as a result of the search.

2. To the extent the Committee deems appropriate, the Committee shall retain search firms to assist in searches by the Committee for persons to be added to the Board.

3. The Committee shall adopt criteria which the Committee will apply in its selection of new directors.

4. At least annually, the Committee shall review the performance of each member of the Board.

5. The Committee shall review the Board's annual evaluation of its own performance.

6. The Committee shall consult from time to time with the Chairman of the Board to obtain his views about whether new members should be added to the Board and about whether current members should be re-nominated or replaced.

7. The Committee shall develop and periodically review corporate governance guidelines relating to the membership and functioning of the Board of Directors and any other matters the Committee deems appropriate.

8. The Committee shall recommend appropriate corporate governance guidelines, and any proposed changes to those corporate governance guidelines, to the Board.

9. In connection with its development and review of corporate governance guidelines, the Committee shall consult with the Company's legal counsel (which may include either or both of the Company's internal and external legal counsel) about relevant legal requirements and consult other experts about any other matters the Committee deems appropriate in connection with its development and review of corporate governance guidelines.

10. The Committee shall review with the Company's general counsel at least annually the extent to which the Company and its Directors are complying with the Company's corporate governance guidelines, and, if necessary, recommend to the Board steps to improve compliance with the corporate governance guidelines.

11. The Committee shall conduct an annual evaluation of its own performance.

12. The Committee shall conduct an annual review of this Charter and recommend to the Board any changes the Committee deems appropriate.

13. The Committee shall ensure that independent members of the Board convene executive sessions regularly.

14. The Committee shall evaluate and recommend termination of membership of individual directors in accordance with the Board's governance principles, for cause or for other appropriate reasons.

15. The Committee shall review, approve and monitor the Company's code of ethics for senior financial officers.

16. The Committee shall conduct an annual review on succession planning, report its findings and recommendations to the Board, and work with the Board in evaluating potential successors to executive management positions.

17. The Committee shall make regular reports to the Board.

                                   *   *   *

   AsiaInfo                                     YOUR VOTE IS IMPORTANT
 Holdings, Inc.                           VOTE BY TELEPHONE OR THE INTERNET
                                            24 Hours a Day, 7 Days a Week


               INTERNET                                  TELEPHONE                               MAIL
               --------                                  ---------                               ----
   https://www.proxyvotenow.com/asi                   1-866-593-3363

o Go to the website address                   o Use any touch-tone telephone.             o Mark, sign and date
  listed above.                               o Have your Proxy Form ready.                 your proxy card.
o Have your Proxy Form ready.                 o Follow the simple recorded                o Detach your proxy card.
o Follow the simple                    OR       instructions.                   OR        o Return your proxy
  instructions that appear on your                                                          card in the postage-paid
  computer screen.                                                                          envelope provided.



                                                                                            CONTROL NUMBER FOR
                                                                                       TELEPHONE OR INTERNET VOTING
----------------------------------------------------------------------------------------------------------------------

    1-866-593-3363
CALL TOLL-FREE TO VOTE

    DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

[ ] PLEASE VOTE, DATE,           [X]
    SIGN, AND RETURN        Votes must be indicated
    PROMPTLY IN THE         (x) in Black or Blue ink.
    RETURN ENVELOPE.



1. Election of Director                                THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.    FOR   AGAINST  ABSTAIN

   FOR       WITHHOLD [ ]                            2. Proposal to ratify the appointment of Deloitte        [ ]     [ ]      [ ]
   ALL [ ]   FOR ALL  [ ]  EXCEPTIONS [ ]               Touche Tohmatsu as AsiaInfo's independent
                                                        auditors for fiscal year 2004.


   Nominee: 01-Xingsheng Zhang; 02-Ying Wu and
   03-Tao Long (INSTRUCTIONS: To withhold
   authority to vote for any nominee, mark the "Exceptions" box and write the nominee's name in the space provided below.)

   * Exceptions -----------------------------        The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION
                                                     IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. If any other matters properly  come before the meeting,  the persons  named in this proxy will vote in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.



                                                     S C A N   L I N E

                                                     PLEASE SIGN exactly as your name appears at left. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a  corporation, please sign full name by duly authorized officer.

                                                     Date                 Share Owner sign here                 Co-Owner sign here

                                TO THE HOLDERS OF
                                 COMMON STOCK OF
                             AsiaInfo Holdings, Inc.

     The Bank of New York, (the "transfer agent"), has received advice that the 2004 Annual Meeting of stockholders of AsiaInfo Holdings, Inc. (the "Annual Meeting") will be held at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, on April 19, 2004, at 4:00 p.m., local time, for the purposes set forth in the enclosed Notice of Meeting.

     The attached proxy is being solicited by the Board of Directors of AsiaInfo. If you are desirous of having the individuals named in the attached proxy card vote your common stock for or against the proposals or any of them, at the Annual Meeting, kindly execute and forward to the transfer agent the attached proxy. The enclosed postage paid envelope is provided for this purpose. This proxy should be executed in such manner as to show clearly whether you desire the individuals named in the attached proxy card to vote for or against the proposals or any of them, as the case may be. The proxy MUST be forwarded in sufficient time to reach the transfer agent before 4:00 p.m., New York time, Friday, April 16, 2004. Only the registered holders of record at the close of business on March 1, 2004 will be entitled to execute the proxy.

     Due to the limited amount of time available before the proxy deadline, the proxy can be faxed (with the original to follow by mail) to the transfer agent at +1(212) 815-4219.

     The Bank of New York.

     Date: March 15, 2004

--------------------------------------------------------------------------------

                            AsiaInfo Holdings, Inc.

              2004 ANNUAL MEETING OF STOCKHOLDERS, APRIL 19, 2004.

     The undersigned stockholder(s) of AsiaInfo Holdings, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2004 Annual Meeting of stockholders and Proxy Statement, each dated March 15, 2004, and hereby appoint(s) Adams Lin, Ying Han and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of stock-holders of AsiaInfo Holdings, Inc., to be held on April 19, 2004 at 4:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC and at any adjournment or adjournments thereof, and to vote all shares of common stock which the under-signed would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     This form of proxy must be signed by you or your attorney duly authorized in writing or, in the case of a corporation, must either be under its common seal or under the hand of an officer or attorney duly authorized.

     In order to be valid, this form of proxy with the power of attorney or other authority, if any under which it is signed, must be deposited with the transfer agent no later than 4:00 p.m., New York time, on Friday, April 16, 2004 in order to be counted in the Annual Meeting on April 19, 2004. You may also vote your shares in person at the Annual Meeting. Due to the limited amount of time available before the proxy deadline, the completed proxy can be faxed (with the original to follow by mail) to the transfer agent, at +1(212) 815-4219.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.



If you have any comments    ASIAINFO HOLDINGS, INC.
please mark this box [_]    P.O. BOX 11169
--------------------        NEW YORK, N.Y. 10203-0169
------------------------   ------------------------
(Continued and to be dated and signed on the reverse side.)